Exhibit 10.6

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (“Assignment”), is entered into as of November 6, 2017, by and between the assignor listed on the signature page hereto (“Assignor”), and Petro River Oil Corp. (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor owns a 46.81% membership interest (the “Membership Interest”) in Bandolier Energy, LLC, a Delaware limited liability company (the “Company”);

WHEREAS, Assignor agrees to transfer, assign and sell to Assignee all of its Membership Interests upon the terms and conditions set forth herein (the “Assigned Interests”).

NOW THEREFORE, for valuable consideration, receipt of which is acknowledged, Assignor and Assignee agree as follows:

1.
Assignment and Assumption.

a.
Assignor hereby assigns, transfers and contributes to Assignee its rights, title and interest in the Assigned Interests; which Assigned Interests are currently owned by Assignor.

b.
Assignee hereby accepts the foregoing assignment of the Assigned Interests. From and after the date hereof, Assignee hereby (i) is entitled to all of Assignor’s benefits in the Company related to the Assigned Interests, and (ii) is admitted to the Company as a member of the Company for all federal, state and local corporate, tax and other purposes.

c.
Assignee acknowledges and agrees that the Assigned Interests are being assigned and contributed to Assignee without representations or warranties of any kind, express or implied.

d.
The Assignee agrees to pay Assignor an aggregate of 1,466,667 shares of common stock of the Assignee (the “Common Stock Issuance”) for the Assigned Interests.

2.
Further Assurances. Assignor and Assignee agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

3.
Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

4.
Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignees and their respective personal representatives, heirs, successors and assigns.

5.
Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Assignment.PDF email signatures shall have the same binding effect as original signatures. No party hereto shall raise the use of a PDF email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of PDF email as a defense to the formation of a legal, valid and binding contractual obligation and each such party forever waives any such defense.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first hereinabove written.

ASSIGNOR: PEARSONIA WEST INVESTMENTS, LLC By: ___________________________________ Name: Scot Cohen Title: Manager

ASSIGNEE: PETRO RIVER OIL CORP By: ___________________________________ Name: Stephen Brunner Title: President